EXHIBIT 5.1

DLA Piper US LLP The Marbury Building 6225 Smith Avenue Baltimore, Maryland 21209-3600 T 410.580.3000 F 410.580.3001 W www.dlapiper.com

May 21, 2007

Anworth Mortgage Asset Corporation

1299 Ocean Avenue, Suite 200

Santa Monica, California 90401

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Maryland counsel to Anworth Mortgage Asset Corporation, a Maryland corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement (the “Registration Statement”) on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) on or about May 21, 2007, including the preliminary prospectus included therein (the “Prospectus”), for offering and sale by the Company from time to time of up to $500,000,000 aggregate initial offering price of Securities (as defined below). This opinion is being provided at your request in connection with the filing of the Registration Statement.

As used herein, the term “Securities” includes (i) shares of common stock of the Company, par value $0.01 per share (“Common Shares”), (ii) shares of preferred stock of the Company, par value $0.01 per share (“Preferred Shares”), including Preferred Shares that are convertible into Common Shares, and (iii) warrants to purchase Common Shares or Preferred Shares (“Warrants”). The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to the Prospectus contained in the Registration Statement (each, a “Prospectus Supplement”).

In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

(a) The Registration Statement, including the Prospectus, in the form to be filed with the Commission.

(b) The charter of the Company (the “Charter”), as in effect on the date hereof, certified by the Department of Assessments and Taxation of the State of Maryland (the “MSDAT”), and bylaws of the Company (the “Bylaws”), as amended and restated and in effect on the date hereof, of the Company.

(c) Certified resolutions of the Board of Directors of the Company relating to the authorization of the filing of the Registration Statement and of the Securities.

(d) A short-form good standing certificate for the Company, dated a recent date, issued by the MSDAT.

(e) An Officer’s Certificate of the Company, dated the date hereof (the “Certificate”), as to certain factual matters.

(f) Such other documents as we have considered necessary to the rendering of the opinions expressed below.

In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid

Anworth Mortgage Asset Corporation

May 21, 2007

documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies) and the accuracy and completeness of all public records reviewed by us. In making our examination of documents executed by parties other than the Company (and for purposes of the documents referred to below, to be executed by parties other than the Company), we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect, and enforceability thereof with respect to such parties. As to any facts material to this opinion which we did not independently establish or verify, we have relied solely upon the Certificate.

We further assume that:

(a) The issuance, sale, amount and terms of Securities to be offered and sold from time to time by the Company will be authorized and determined by proper action of the Company’s Board of Directors (or where permitted, a committee of the Company’s Board of Directors) in accordance with the Company’s Charter and Bylaws and applicable law (each, a “Board Action”) and will not result in a default under or breach of any agreement or instrument binding upon the Company, or any affiliates or subsidiaries of the Company, and will comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company.

(b) Prior to the issuance of any Common Shares or Preferred Shares, there will exist, under the Company’s Charter, the requisite number of authorized but unissued Common Shares or Preferred Shares, as the case may be, including the requisite number of Common Shares issuable upon conversion of any convertible Preferred Shares, and all actions necessary to the creation of any such Preferred Shares, whether by amendment to the Company’s Charter or by classification or reclassification of existing authorized but unissued shares of capital stock and the filing of Articles Supplementary, will have been taken.

(c) Appropriate certificates representing Common Shares or Preferred Shares will be executed and delivered upon issuance and sale of any Common Shares or Preferred Shares, and will comply with the Company’s Charter and Bylaws and applicable law.

(d) Any Warrants will be issued under a valid and legally binding warrant agreement (each, a “Warrant Agreement”) that conforms to the description thereof set forth in the Prospectus or the applicable Prospectus Supplement, and will comply with the Company’s Charter and Bylaws and applicable law.

(e) The underwriting, subscription or purchase agreements for offerings of any Securities (each, an “Underwriting Agreement,” and collectively, the “Underwriting Agreements”) will constitute the legally valid and binding obligations of the parties enforceable in accordance with their terms and will conform to the description thereof set forth in the Prospectus or the applicable Prospectus Supplement.

(f) To the extent that the obligations of the Company under any Warrant Agreement may be dependent upon such matters, the counterparty or counterparties to be identified in such agreement (other than the Company) (the “Counterparty”) will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; the Counterparty will be duly qualified to engage in the activities contemplated by such agreement; such agreement will have been duly authorized, executed and delivered by the Counterparty and will constitute the legally valid and binding obligation of the Counterparty enforceable against the Counterparty in accordance with its terms; the Counterparty will be in compliance, generally, with respect to acting under such agreement, with applicable laws and regulations; and the Counterparty will have the requisite organizational and legal power and authority to perform its obligations under such agreement.

Anworth Mortgage Asset Corporation

May 21, 2007

Based upon the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion and advise you that:

(1) The Common Shares (including the Common Shares issued pursuant to the conversion of one or more series of Securities convertible into Common Shares) will be duly authorized, validly issued, fully paid and non-assessable upon (i) due authorization by Board Action of an issuance of the Common Shares (including the Common Shares issuable pursuant to the conversion of one or more series of Securities convertible into Common Shares) and (ii) issuance and delivery of certificates for such Common Shares against payment therefor in accordance with the terms and provisions of the applicable Board Action, the Registration Statement (as declared effective under the Securities Act), the Prospectus or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement.

(2) The Preferred Shares (including any Preferred Shares issuable pursuant to the conversion of one or more series of Securities convertible into Preferred Shares) will be duly authorized, validly issued, fully paid and non-assessable upon (i) due authorization by Board Action of an issuance of any Preferred Shares (including any Preferred Shares issuable pursuant to the conversion of one or more series of Securities convertible into Preferred Shares) and (ii) issuance and delivery of certificates for shares of such Preferred Shares against payment therefor in accordance with the terms and provisions of the applicable Board Action, the Registration Statement (as declared effective under the Securities Act), the Prospectus or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement.

(3) Upon due authorization by Board Action of an issuance of Warrants, and upon issuance and delivery of certificates for such Warrants against payment therefor in accordance with the terms and provisions of such Board Action, the Warrants and the applicable Warrant Agreement, the Registration Statement (as declared effective under the Securities Act), the Prospectus or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement, such Warrants will be duly authorized and will be valid and binding obligations of the Company, subject to applicable bankruptcy and insolvency laws and the application of general principles of equity.

In addition to the qualifications set forth above, this opinion is subject to the qualification that we express no opinion as to the laws of any jurisdiction other than the State of Maryland. This opinion concerns only the effect of the laws (exclusive of the securities or “blue sky” laws and the principles of conflict of laws) of the State of Maryland as currently in effect. This opinion is limited to the matters set forth herein and no other opinion should be inferred beyond the matters expressly stated. The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or changes in the law which may hereafter occur.

We hereby consent to (i) the reference to this firm under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement and (ii) the filing of this opinion as an exhibit to the Registration Statement. Manatt, Phelps & Phillips, LLP is authorized to rely on this opinion as if it were addressed to them solely for the purpose of rendering their opinion to be filed as Exhibit 8.1 to the Registration Statement. This opinion is furnished to you for your use in connection with the Registration Statement.

Very truly yours,

/s/ DLA Piper US LLP